D'ANCONA & PFLAUM
                                                     Suite 2900
                                                     30 North LaSalle Street
                                                     Chicago, Illinois 60602
                                                     Telephone (312)580-2000
                                                     Fax (312)580-0923


                                                  EXHIBIT 5.1


                                   March 31, 1998



Competitive Technologies, Inc.
1960 Bronson Road
Fairfield, CT  06430

Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, by Competitive Technologies, Inc., a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement") of 275,000 shares of its Common Stock, $.01 par value (the "Shares"), issuable in connection with the 1997 Employees' Stock Option Plan (the "1997 Plan"), we hereby advise you that as counsel for the Company we have examined the Restated Certificate of Incorporation of the Company and all amendments thereto, the By-laws of the Company, certain minutes of the Company, and such other documents and records as we have deemed necessary for the purposes of this opinion.

     Based upon such examination, it is our opinion that:

     (1) The Company is a validly organized and existing corporation under the laws of the State of Delaware.

     (2) The Shares are duly authorized and, when issued pursuant to the terms of the 1997 Plan, will be legally issued, fully paid and non-assessable.

                                   Very truly yours,

                                   D'ANCONA & PFLAUM



                                   By:  s/ Merrill A. Freed
                                        Merrill A. Freed

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